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                                                                       EXHIBIT 5

INTERNAL REVENUE SERVICE                    DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

                                            Employer Identification Number:
Date:  JUN 01 2001                          38-3360868
                                            DLN:
MERCANTILE BANK OF WEST MICHIGAN            17007064002001
C/O CYNTHIA A MOORE                         Person to Contact:
38525 WOODWARD AVE STE 2000                 MAHMOUD JAAFAR    ID# 31073
BLOOMFIELD HILLS, MI 48304,-0000            Contact Telephone Number:
                                            (877) 829-5500
                                            Plan Name:
                                            MERCANTILE BANK OF
                                            WEST MICHIGAN 401K PLAN
                                            Plan Number:001

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 25, 2001. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendments executed on June 28, 2000.

      This determination letter is applicable for the plan adopted on December 29, 1997.

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      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

MERCANTILE BANK OF WEST MICHIGAN

      This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34 and the Internal Revenue Service Restructuring and Reform Act of- 1998, Pub. L. 105-206.

      The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

      The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                             Sincerely yours,

                                            /s/  Paul T. Shultz

                                            Paul T. Shultz
                                            Director,
                                            Employee Plans Rulings & Agreements

Enclosures:
Publication 794

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